EXHIBIT B.8
                                                               [EXECUTION COPY]









                           COLLATERAL AGENCY AGREEMENT

                                      among

                               NORTHEAST UTILITIES

                              THE CONNECTICUT LIGHT
                                AND POWER COMPANY

                              WESTERN MASSACHUSETTS
                                ELECTRIC COMPANY
                                  as Borrowers

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                       and

                                 CITIBANK, N.A.
                  as Collateral Agent and Administrative Agent




                            Dated as of May 30, 1997

                                TABLE OF CONTENTS

Section                                                                     Page

ARTICLE I                          DEFINITIONS . . . . . . . . . . . . . . . . 2
1.01.  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II                          SECURITY . . . . . . . . . . . . . . . . . 3
2.01.  Purpose of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.02.  Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III                  DEFAULTS; DISTRIBUTIONS . . . . . . . . . . . . . 3
3.01.  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.02.  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
3.03.  Marshalling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE IV                           AGENCY. . . . . . . . . . . . . . . . . . 5
4.01.  Appointment and Duties of Collateral Agent. . . . . . . . . . . . . . . 5
4.02.  Rights of Collateral Agent. . . . . . . . . . . . . . . . . . . . . . . 6
4.03.  Lack of Reliance on the Collateral Agent. . . . . . . . . . . . . . . . 7
4.04.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
4.05.  The Collateral Agent in its Individual Capacity . . . . . . . . . . . . 8
4.06.  Resignation or Removal of the Collateral Agent. . . . . . . . . . . . . 8

ARTICLE V                         MISCELLANEOUS. . . . . . . . . . . . . . . . 9
5.01.  Amendments; Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.02.  Addresses for Notices . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.03.  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.04.  Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.05.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.06.  Governing Law; Terms. . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.07.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . S-1

                           COLLATERAL AGENCY AGREEMENT


     THIS COLLATERAL AGENCY AGREEMENT, dated as of May 30, 1997, among:

     (i) NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts ("NU");

     (ii) THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized under the laws of the State of Connecticut ("CL&P");

     (iii) WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts ("WMECO"; CL&P, NU and WMECO, each being a "Borrower", and collectively, the "Borrowers");

     (iv) The financial institutions (the "Banks") listed on the signature pages hereof and the other Lenders from time to time party hereto; and

     (v) CITIBANK, N.A. ("Citibank"), as Administrative Agent for the Lenders under the Credit Agreement referred to below and as collateral agent hereunder for the Lenders (in such capacity, together with its successors, the "Collateral Agent").


                             PRELIMINARY STATEMENTS

     WHEREAS, the Banks, the Borrowers and the Administrative Agent have entered into that certain Credit Agreement dated as of November 21, 1996 (said Credit Agreement, as amended from time to time in accordance with its terms, being the "Credit Agreement");

     WHEREAS, the Banks, the Borrowers and the Administrative Agent amended the Credit Agreement and waived certain provisions contained therein pursuant to that certain First Amendment and Waiver dated as of the date hereof (the "First Amendment");

     WHEREAS, pursuant to the First Amendment, the obligations of CL&P and WMECO are being secured by their respective Collateral FMBs issued on the date hereof to the Collateral Agent for the benefit of the Lenders;

     WHEREAS, Citibank has been designated and appointed the Collateral Agent under the Collateral FMBs and the other Loan Documents as provided for herein and in the Collateral FMBs; and

     WHEREAS, the Bank, the Borrowers, the Administrative Agent and the Collateral Agent are entering into this Agreement to set forth the duties and powers of the Collateral Agent;

     NOW THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms. Terms used herein and defined in the Credit Agreement shall have the meanings therein indicated except that the terms defined in the preamble and the Preliminary Statements and the following terms shall have the meanings set forth herein:

          "Agreement"   means this Collateral Agency Agreement, as amended from
     time to time in accordance with its terms.

          "Principal Office" means the office of the Collateral Agent presently located at 399 Park Avenue, New York, New York 10043, or such other office as the Collateral Agent may designate from time to time.

          "Security Documents" means, (i) with respect to CL&P, the Collateral FMBs issued by CL&P from time to time to the Collateral Agent for the benefit of the Lenders and the CL&P Indenture and (ii) with respect to WMECO, the Collateral FMBs issued by WMECO from time to time to the Collateral Agent for the benefit of the Lenders and the WMECO Indenture.

          "Secured Obligations" means, (a) with respect to CL&P, all obligations of CL&P, now or hereafter existing, to pay (i) principal amount of, and interest (including, without limitation, interest accruing at the applicable default rate provided for in the Amended Credit Agreement) on, all outstanding Advances made to CL&P by the Lenders and
     (ii) CL&P's obligations to pay the Facility Fee pursuant to Section 2.02(b) of the Credit Agreement; provided, however, the obligations of CL&P under this clause (a)(ii) shall not exceed $410,000, and (b) with respect to WMECO, all obligations of WMECO, now or hereafter existing, to pay (i) principal amount of, and interest (including, without limitation, interest accruing at the applicable default rate provided for in the Credit Agreement) on, all outstanding Advances made to WMECO by the Lenders and
     (ii) WMECO's obligations to pay the Facility Fee pursuant to Section 2.02(b) of the Credit Agreement; provided, however, the obligations of WMECO under this clause (b)(ii) shall not exceed $196,000.


                                   ARTICLE II

                                    SECURITY

     SECTION 2.01. Purpose of Agreement. This Agreement sets forth the duties and powers of the Collateral Agent with respect to the Collateral FMBs and its exercise for the benefit of the Lenders of its rights and remedies thereunder and under the other Loan Documents or otherwise available to the Collateral Agent.

     SECTION 2.02. Collateral. The Lenders are entitled, pursuant to the terms hereof and of the other Loan Documents, to the benefits of any Collateral held or to be held by or for the benefit of the Collateral Agent. CL&P and WMECO each hereby agree to deliver or cause to be delivered to the Collateral Agent, promptly upon the execution and delivery thereof, an originally executed and authenticated Collateral FMB. In addition, promptly upon the execution and delivery of any additional Collateral FMBs, CL&P and WMECO (as the case may be) will deliver or cause to be delivered to the Collateral Agent an originally executed and authenticated copy of such additional Collateral FMBs. The Collateral Agent shall keep all Collateral FMBs delivered to it at its Principal Office and shall permit any Lender to inspect such Collateral FMBs upon prior written request during business hours.


                                   ARTICLE III

                             DEFAULTS; DISTRIBUTIONS

     SECTION 3.01. Default. (a) Unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents, except for the performance of such duties as are specifically set forth herein or therein.

     (b) If any Event of Default shall have occurred and be continuing with respect to CL&P or WMECO, the Collateral Agent shall, at the request of, or may with the consent of, the Lenders entitled to make such request, exercise in respect of the Collateral FMBs of such Borrower, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies available to the Collateral Agent under the applicable Security Documents and under the other Loan Documents or otherwise available to the Collateral Agent.

     (c) Subject to paragraph (e) below, the rights and remedies of the Collateral Agent with respect to CL&P and WMECO shall include (without limitation of the other rights and remedies available to the Collateral Agent under the Loan Documents or otherwise available to it), (i) the right to cause all or a portion of the Collateral FMBs (including without limitation all accrued interest thereon) of such Borrower to become immediately due and payable, (ii) the right to collect all amounts payable by such Borrower under the Collateral FMBs for the benefit of the Lenders, and (iii) the right to exercise all rights and remedies of a "holder" of a Collateral FMB under the applicable First Mortgage Indenture of such Borrower.

     (d) Notwithstanding any written instructions received by the Collateral Agent pursuant to paragraph (b) above, and except as expressly provided in the Credit Agreement, the Collateral Agent shall not release any Collateral or portion thereof or lien thereon without the consent of the Lenders.

     (e) It is understood that the actual indebtedness of any Borrower evidenced by the Collateral FMBs of such Borrower shall be limited to, and in no event exceed, the Secured Obligations of such Borrower from time to time outstanding; that at no time shall any claim be made on the Collateral FMBs of such Borrower in excess of the aggregate unpaid Secured Obligations of such Borrower outstanding at such time and that, to the extent the actual indebtedness of such Borrower evidenced by the Collateral FMBs of such Borrower exceed the Secured Obligations of such Borrower, neither the Collateral Agent nor any Lender shall have any right under, or right to exercise any right granted to the holders of such excess Collateral FMBs of such Borrower under, the applicable First Mortgage Indenture.

     SECTION 3.02. Distributions. (a) If any Event of Default shall have occurred and be continuing with respect to CL&P or WMECO and if the Administrative Agent shall have declared the Notes of such Borrower, all interest thereon and all other amounts payable by such Borrower under the Loan Documents to be immediately due and payable thereunder (or if such amounts have otherwise automatically become immediately due and payable), all Collateral of such Borrower held by the Collateral Agent and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral of such Borrower may, in the discretion of the Collateral Agent, be distributed in whole or in part to the Administrative Agent for the payment of principal, interest and the Facility Fee to the respective Lenders to whom the same are payable for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of the Credit Agreement, unless otherwise directed by the Lenders.

     (b) In the event that funds to be distributed by the Collateral Agent shall be insufficient to pay in full the Secured Obligations of CL&P or WMECO, as the case may be, such Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of Secured Obligations owed by such Borrower to the Lenders.

     SECTION 3.03. Marshalling. The Collateral Agent shall not be required to marshall any present or future security for the Secured Obligations or to resort to any security of any Borrower in any particular order; and all of the Collateral Agent's rights hereunder and in respect of such security shall be cumulative and in addition to all other rights, however existing or arising.


                                   ARTICLE IV

                                     AGENCY

     SECTION 4.01. Appointment and Duties of Collateral Agent. (a) The Lenders hereby designate and appoint Citibank to act as the Collateral Agent hereunder and under the other Loan Documents, and each of the Lenders hereby authorizes Citibank as such Collateral Agent, to take such actions on its behalf hereunder and under the provisions of the other Loan Documents and to exercise such powers and perform such duties expressly delegated to the Collateral Agent hereunder and under the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions or responsibilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under any Loan Document, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct.

     (b) The Collateral Agent will give notice to the Lenders of any action taken by it under any Loan Document; such notice shall be given promptly after the taking of any such action.

     (c) Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents and in any event subject to the provisions of
Section 5.01 hereof, the Collateral Agent, in its own capacity and in its capacity as a "holder" of the Collateral FMBs under the First Mortgage Indentures, shall not be required to exercise any rights or remedies under any of the Loan Documents or give any consent under any of the Loan Documents or enter into any agreement amending, modifying, supplementing or waiving any provision of any Loan Document unless it shall have been directed to do so by the Majority Lenders.

     (d) Except for the safe custody of the Collateral FMBs and for the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking of any action to be taken by a "holder" of the Collateral FMBs under the First Mortgage Indentures or other matters relative to the Collateral, whether or not the Collateral Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and presentation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

     (e) CL&P and WMECO shall each promptly forward to the Collateral Agent copies of all notices, certificates and other documents required to be delivered by it to the Trustee pursuant to the terms of the First Mortgage Indentures. The only obligation which the Collateral Agent shall have hereunder with respect to such notices, certificates and other documents shall be to promptly forward to the Lenders copies of any such notices, certificates or documents.

     SECTION 4.02. Rights of Collateral Agent. (a) The Collateral Agent may execute and effect any of its duties under the Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

     (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action taken or omitted to be taken in good faith by it or such Person under or in connection with any Security Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with any Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of any Borrower to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of any Loan Document or to inspect the properties, books or records of any Borrower.

     (c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (i) if such action would, in the opinion of the Collateral Agent, be contrary to law or the terms of this Agreement or the other Loan Documents, (ii) if it shall not receive any such advice or concurrence of the Administrative Agent or the Majority Lenders as it deems appropriate, or (iii) if it shall not first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Loan Document in accordance with a request of either the Administrative Agent or the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (d) If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of this Agreement relating to the functions or responsibilities or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Lenders, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received the written confirmation of the Majority Lenders that the Majority Lenders concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or is otherwise appropriate. Subject to the provisions of Sections 3.01(b) and 5.01 hereof, the Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Majority Lenders in this respect, and such confirmation shall be binding upon the Collateral Agent and the other Lenders.

     (e) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 4.03. Lack of Reliance on the Collateral Agent. Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender and based on the Information Memorandum and other financial information referred to in Sections 6.01(f) and (g) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Credit Agreement and the other Loan Documents. Each Lender hereby acknowledges that it has received a copy of each of the Security Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     SECTION 4.04. Indemnification. The Lenders agree to indemnify the Collateral Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective Commitments of the Lenders; if any Notes or Commitments are held by any Borrower or Affiliates thereof, any ratable apportionment hereunder shall exclude the principal amount of the Notes held by such Borrower(s) or Affiliates or their respective Commitments (if any) hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in its capacity as such in any way relating to or arising out of this Agreement or any action taken or omitted by the Collateral Agent in its capacity as such under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Collateral Agent promptly upon demand for such Lender's ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Collateral Agent is entitled to reimbursement for such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrowers.

     SECTION 4.05. The Collateral Agent in its Individual Capacity. With respect to its Commitment and the Note issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Collateral Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of their respective subsidiaries and any Person who may do business with or own securities of any Borrower or any such subsidiary, all as if Citibank were not the Collateral Agent and without any duty to account therefor to the Lenders.

     SECTION 4.06. Resignation or Removal of the Collateral Agent. The Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, with any such resignation to become effective only upon the appointment of a successor Collateral Agent pursuant to this Section
4.06. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Collateral Agent, which shall be a Lender or another commercial bank or trust company reasonably acceptable to the Borrowers organized or licensed under the laws of the United States, or of any State thereof. If no successor Collateral Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent, which shall be a Lender or shall be another commercial bank or trust company organized or licensed under the laws of the United States or of any State thereof reasonably acceptable to the Borrowers. In addition to the foregoing right of the Collateral Agent to resign, the Majority Lenders may remove the Collateral Agent at any time, with or without cause, concurrently with the appointment by the Majority Lenders of a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent and the execution and delivery by the Borrowers and the successor Collateral Agent of an agreement relating to the fees (if any) to be paid to the successor Collateral Agent in connection with its acting as Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Loan Documents. It is understood that in the event the Collateral Agent shall resign, or be removed by the Majority Lenders, as provided in this paragraph, the Collateral Agent shall resign, or be removed, as the case may be, in its capacity as both "administrative agent" and "collateral agent" under the Loan Documents and the successor Collateral Agent shall be the successor Administrative Agent and the successor Collateral Agent under the Loan Documents.


                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.01. Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be made in accordance with
Section 10.01 of the Credit Agreement.

     SECTION 5.02. Addresses for Notices. All notices and other communications provided for hereunder shall be made in accordance with Section 10.02 of the Credit Agreement.

     SECTION 5.03. Binding Effect. This Agreement and the obligations of the parties hereto shall be binding upon their respective successors and assigns, and shall, together with the rights and remedies of the parties hereto, inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 5.04. Transfers. Any Secured Party may at any time assign, transfer, grant or sell participations in its rights and interests under the Security Documents, subject, however, to the restrictions, if any, imposed on the assignment, transfer, grant or sale of participations set forth in Section
10.07 of the Credit Agreement, whereupon any such transferee shall be deemed to be a holder of a Secured Obligation, in each instance for all purposes of this Agreement and entitled to all rights and benefits hereunder to the extent of the interest so transferred.

     SECTION 5.05. Termination. Upon the later of payment in full in cash of the Secured Obligations or the Termination Date, this Agreement shall terminate.

     SECTION 5.06. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York except to the extent that the validity or perfection of any security interest, or remedies hereunder or under the other Loan Documents, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

     SECTION 5.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                         NORTHEAST UTILITIES


                         By:/s/ David R. McHale
                              Name: David R. McHale
                              Title: Assistant Treasurer


                         THE CONNECTICUT LIGHT AND
                            POWER COMPANY


                         By: /s/ David R. McHale
                              Name: David R. McHale
                              Title: Assistant Treasurer


                         WESTERN MASSACHUSETTS
                            ELECTRIC COMPANY


                         By: /s/ David R. McHale
                              Name: David R. McHale
                              Title: Assistant Treasurer


                         CITIBANK, N.A.,
                            as Administrative Agent, Collateral Agent and
                            Lender


                         By: /s/ Paul T. Addison
                              Name: Paul T. Addison
                              Title: Attorney in Fact

                         TORONTO DOMINION
                            (NEW YORK), INC.,
                            as Co-Agent and Lender


                         By: /s/ Katherine Lucey
                              Name: Katherine Lucey
                              Title: Director


                         FLEET NATIONAL BANK,
                            as Co-Agent and Lender


                         By: /s/ Suresh V. Chivukula
                              Name: Suresh V. Chivukula
                              Title: Sr. Vice President


                         CIBC INC.,
                            as Co-Agent and Lender


                         By: /s/ Denis P. O'Meara
                              Name: Denis P. O'Meara
                              Title: Director


                         THE FIRST NATIONAL BANK OF
                            CHICAGO,  as Co-Agent and Lender


                         By: /s/ Madeleine N. Penber
                              Name: Madeleine N. Penber
                              Title: Corporate Banking Officer


                         BANKBOSTON, N.A.
                         (formerly known as THE FIRST NATIONAL BANK OF BOSTON),
                            as Lender


                         By: /s/ Frank T. Smith
                              Name: Frank T. Smith
                              Title: Director


                         BARCLAYS BANK PLC,
                            as Lender

                         By: /s/ Sydney G. Dennis
                              Name: Sydney G. Dennis
                              Title: Director


                         MELLON BANK, N.A.,
                            as Lender


                         By:/s/ A. J. Sabatelle
                              Name: A. J. Sabatelle
                              Title: First Vice President


                         UNION BANK OF SWITZERLAND,  NEW YORK
                         BRANCH,
                            as Lender


                         By: /s/  Paul R. Morrison
                              Name: Paul R. Morrison
                              Title: Vice President


                         By: /s/ Andrew N. Taylor
                              Name: Andrew N. Taylor
                              Title: Assistant Vice President


                         SWISS BANK CORPORATION,
                         NEW YORK BRANCH,
                            as Lender


                         By: /s/ Gary Riddell
                              Name: Gary Riddell
                              Title: Director
                                     Credit Risk Management


                         By: /s/ James J. Diaz
                              Name: James J. Diaz
                              Title: Director
                                     Banking Finance Support, N.A.


                         THE YASUDA TRUST AND BANKING CO.,  LTD.,
                         NEW YORK BRANCH,
                            as Lender


                         By: /s/ Rohn Laudenschlager
                              Name: Rohn Laudenschlager
                              Title: Senior Vice President


                         UNION BANK OF CALIFORNIA, N.A.,
                            as Lender


                         By: /s/ Karyssa M. Britton
                              Name: Karyssa M. Britton
                              Title: Vice President

                  Signature Page to Collateral Agency Agreement